UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 21, 2005

ONYX ACCEPTANCE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-113136	33-0629768
(Commission File Number)	(IRS Employer Identification No.)

27051 Towne Centre Drive, Suite 200

Foothill Ranch, California 92610

(Address of Principal Executive Offices) (Zip Code)

(949) 465-3500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Reference is made to the Registrant’s Registration Statement on Form S-3 (File No. 333-113136) filed with the Securities Exchange Commission (the “Commission”) on February 27, 2004, and Amendment No. 1 thereto filed with the Commission on March 29, 2004 (as amended, the “Registration Statement”), pursuant to which the Registrant registered $2,500,000,000 aggregate principal amount of its asset backed notes and asset backed certificates (the “Securities”), issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended.

On July 21, 2005, the Registrant received an opinion from Mayer, Brown, Rowe & Maw LLP as to the legality of the Securities issued under the Registration Statement (the “Legality Opinion”). A copy of the Legality Opinion is filed with this Form 8-K as Exhibit 5.1.

On July 21, 2005, the Registrant received an opinion from Mayer, Brown, Rowe & Maw LLP as to the accuracy of certain statements pertaining to tax matters contained in the Registration Statement (the “Tax Opinion”). A copy of the Tax Opinion is filed with this Form 8-K as Exhibit 8.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit 8.1	Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX ACCEPTANCE FINANCIAL
CORPORATION
(Registrant)

By	/s/ Vincent M. Scardina
Name:	Vincent M. Scardina
Title:	Treasurer

Dated: July 21, 2005